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                                                                       EXHIBIT D

                                     BYLAWS
                                       OF
                              GW ACQUISITION CORP.

                                   ARTICLE I

                                  SHAREHOLDERS

     SECTION 1. Annual Meeting. The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such place, either within or without the State of Georgia, on such date and at such time as the President or the Board of Directors by resolution may provide. The Board of Directors may specify by resolution prior to any special meeting of shareholders held within the year that such meeting shall be in lieu of the annual meeting.

     SECTION 2. Special Meeting. Special meetings of the shareholders may be called at any time by the Board of Directors, by the President, or by the holders of at least twenty-five percent (25%) of the outstanding common stock of the Corporation if such holders sign, date, and deliver to the Secretary one or more written demands for the meeting describing the purpose of purposes for which it is to be held. Such written request shall specify the time and purpose of the proposed meeting. Such meetings shall be held either within or without the State of Georgia at the place stated in the notice of the meeting.

     SECTION 3. Notice of Meetings. Written notice of each meeting of shareholders, stating the date, time, and place of the meeting, and the purpose or purposes of any special meeting, shall be mailed to each shareholder entitled to vote at such meeting at his address shown on the books of the Corporation not less than ten (10) nor more than sixty (60) days prior to such meeting unless such shareholder waives notice of the meeting. A shareholder shall have waived notice of a meeting if he or she: (1) executes a waiver of notice, in person or by proxy, either before or after the meeting, or (2) attends the meeting in person or by proxy and does not object at the beginning of the meeting to the holding of the meeting or the transacting of business at the meeting. Neither the business transacted at, nor the purpose of, any meeting need be stated in the waiver of notice of such meeting, except that, with respect to a waiver of notice of a meeting at which is considered an amendment to the Articles of Incorporation, a plan of merger or share exchange, a sale of all or substantially all the Corporation's assets or any other action which would entitle shareholders of the Corporation to dissent pursuant to the Georgia Business Corporation Code, information as required by the Georgia Business Corporation Code must be delivered to the shareholder prior to his execution of the waiver of notice, or the waiver itself must expressly waive the right to such information.

     Notice of any meeting may be given by the President, the Secretary or by any other person authorized by the Board of Directors to give notice of such meeting. Unless the Board of Directors chooses or is required to fix a new record date, no notice need be given of the date, time and place of reconvening of any adjourned meeting if the date, time and place to which the meeting is adjourned are announced at the meeting prior to adjournment.

     SECTION 4. List of Shareholders. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make a complete list of the shareholders entitled to vote at a meeting of shareholders or any adjournment thereof, arranged in alphabetical order by voting groups, and within each voting group, by class or series of shares, with the address of and the number of shares held by each shareholder shown. Such list shall be available for inspection by any shareholder, his or her agent or attorney at the time and place of the meeting.

     SECTION 5. Quorum; Required Shareholder Vote. A quorum for action on a matter at any annual or special meeting of shareholders shall exist as to a particular voting group when the holders of a majority of the votes entitled to be cast on that matter by that voting group are represented either in person or by proxy at such meeting. If a quorum is present, the vote of the majority of the votes cast on the matter shall be the act of the shareholders, unless a greater vote is required by law, by the Articles of Incorporation or by these Bylaws,

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and except in the election of directors, for which a plurality of the votes cast shall be the act of the shareholders. Once a share is represented for any purpose at a meeting other than solely to object to holding the meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting. The holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time.

     SECTION 6. Proxies. A shareholder may vote either in person or by a proxy appointed pursuant to an appointment of proxy that such shareholder has duly executed in writing. No appointment of proxy shall be valid after eleven (11) months from the date of its execution unless a longer period is expressly provided in the appointment.

     SECTION 7. Action of Shareholders Without Meeting. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if all of the shareholders entitled to vote on such action execute one or more written consents setting forth the action or actions so taken and such written consents are delivered to the Corporation for inclusion in the minutes of the shareholders or filing with the corporate records; provided, however, that, with respect to any action for which the Corporation would have otherwise been required to send the shareholders materials along with and in addition to the notice of the meeting at which such action would be voted on, including, but not limited to, materials relating to dissenters' rights, the Corporation must deliver such materials to the shareholders prior to their execution of the consent, or the consent must expressly waive the right to receive such materials. Such consents shall have the same force and effect as a unanimous vote of the shareholders at a meeting and may be described as such in any document.

                                   ARTICLE II

                                   DIRECTORS

     SECTION 1. Power of Directors. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors, subject to any restrictions imposed by law, by the Articles of Incorporation, by a provision in these Bylaws if approved by the shareholders or by any agreement among the shareholders which is otherwise lawful.

     SECTION 2. Composition of the Board. The Board of Directors of the Corporation shall consist of between (1) one and nine (9) natural persons of the age of eighteen (18) years or over. The exact number of directors within the specified minimum and maximum shall be fixed by resolution of the Board of Directors or by resolution of the shareholders from time to time, but no decrease in the number of directors shall shorten the term of any incumbent director. Directors need not be residents of the State of Georgia or shareholders of the Corporation. At each annual meeting, the shareholders shall elect the directors, who shall serve until their successors are elected and qualified, or until such directors' earlier resignation, removal from office or death. At any shareholders' meeting with respect to which notice of such purpose has been given, the entire Board of Directors or any individual director may be removed, with or without cause, by the affirmative vote of a majority of the votes cast on the matter.

     SECTION 3. Meetings of the Board; Notice of Meetings; Waiver of Notice. The annual meeting of the Board of Directors for the purpose of electing officers and transacting such other business as may be brought before the meeting shall be held each year immediately following the annual meeting of shareholders. The Board of Directors may by resolution provide for the time and place of other regular meetings and no notice of such regular meetings need be given. Special meetings of the Board of Directors may be called by the President or by an director, and written notice of the date, time, and place of such meetings shall be given to each director by first class or air mail or by telephone, telegraph, cablegram or in person at least two (2) days before the meeting. A director shall have waived notice of a meeting if he or she: (1) executes a written waiver of notice either before or after the meeting and delivers such waiver to the Corporation for inclusion in the minutes of the Board of Directors or filing with the corporate records, or (2) attends the meeting and does not

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object at the beginning of the meeting or promptly upon his or her arrival at the meeting to the holding of the meeting or the transacting of business at the meeting and does not afterward vote for or assent to any action taken at the meeting. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be stated in the notice or waiver of notice of such meeting. Any meeting may be held at any place within or without the State of Georgia.

     SECTION 4. Quorum; Vote Requirement. A majority of the number of directors prescribed shall continue a quorum for the transaction of business at any meeting, except that when a board consists of only one director as authorized in
Article II, Section 2 hereof, then one director shall constitute a quorum. When a quorum is present, the vote of a majority of the directors present and voting shall be the act of the Board of Directors, unless a greater vote is required by law, by the Articles of Incorporation or by these Bylaws.

     SECTION 5. Action of Board Without Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if all of the members of the Board or committee execute one or more written consents setting forth the action so taken, and such written consents are delivered to the Corporation for filing with the corporate records or for inclusion in the minutes of the proceedings of the Board or committee meeting. Such consents shall have the same force and effect as a unanimous affirmative vote of the Board of Directors or committee members at a meeting, as the case may be, and may be described as such in any document.

     SECTION 6. Vacancies. Any vacancy occurring on the Board of Directors, including a vacancy resulting from an increase in the number of directors, may be filled by the shareholders, by the remaining directors or, if the remaining directors constitute less than a quorum, by the affirmative vote of a majority of the remaining directors. A director elected to fill a vacancy shall serve for the unexpired term of his predecessor in office, or, if such vacancy occurs by reason of an amendment to these Bylaws increasing the number of directors, until the next election of directors by the shareholders and the election and qualification of the successor.

     SECTION 7. Committees. The Board of Directors may create one or more committees and appoint members of the Board of Directors to serve on them. Each committee may have one or more members. Each committee shall be authorized to exercise such powers of the Board of Directors as the Board of Directors may specify, except that in no event shall a committee have the power to (i) approve or propose to the shareholders any action required by law to be approved by the shareholders; (ii) fill vacancies on the Board of Directors or any committee;
(iii) amend the Articles of Incorporation; (iv) adopt, amend or repeal bylaws; or (v) approve a plan of merger not requiring shareholder approval.

     SECTION 8. Telephone Conference Meetings. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or committee by means of telephone conference or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 8 shall constitute presence in person at such meeting.

     SECTION 9. Shareholder Agreements Affecting Voting Rights of Directors. If the shareholders enter into an agreement that provides that any director shall have more or less than one vote on any matter, and if such agreement complies with the law, then every reference in these Bylaws to a majority or other proportion of directors shall refer to a majority or other proportion of the votes of directors.

                                  ARTICLE III

                                    OFFICERS

     SECTION 1. Executive Structure of the Corporation. The officers of the Corporation shall be elected by the Board of Directors and shall include a President and may also include a Secretary, a Treasurer and such other officers or assistant officers, including Vice Presidents, as may be elected by the Board of Directors or appointed by the duly elected President of the Corporation. Each officer shall hold office for the term for which such officer has been elected or appointed and until such officer's successor has been elected or

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appointed and has qualified, or until such officer's earlier resignation, removal from office or death. Any two or more offices may be held by the same person.

     SECTION 2. President. The President shall be the chief executive officer of the Corporation and shall give general supervision and direction to the affairs of the Corporation, subject to the direction of the Board of Directors. The President shall preside at all meetings of the shareholders. The President shall also have all of the responsibilities and duties of the Secretary, if no Secretary is elected or if the office of Secretary is otherwise vacant, and Treasurer, if no Treasurer is elected or if the office of Treasurer is otherwise vacant.

     SECTION 3. Vice President. Any Vice President may act in the case of absence or disability of the President.

     SECTION 4. Secretary. The Secretary shall keep the minutes of the proceedings of the shareholders and of the Board of Directors, shall authenticate records of the Corporation and shall have custody of and attest the seal of the Corporation.

     SECTION 5. Treasurer. The Treasurer shall be responsible for the maintenance of proper financial books and records of the Corporation.

     SECTION 6. Other Duties and Authority. Each officer, employee and agent of the Corporation shall have such other duties and authority as may be conferred upon such officer, employee or agent by the Board of Directors or delegated to such officer, employee or agent by the President.

     SECTION 7. Removal of Officers. Any officer may be removed at any time by the Board of Directors, with or without cause, and such vacancy may be filled by the Board of Directors. This provision shall not prevent the making of a contract of employment for a definite term with any officer and shall have no effect upon any cause of action any officer may have as a result of such officer's removal in breach of a contract of employment.

     SECTION 8. Compensation. The salaries of the officers shall be fixed from time to time by the Board of Directors or by the President. No officer shall be prevented from receiving such salary by reason of the fact that such officer is also a director of the Corporation.

                                   ARTICLE IV

                                     STOCK

     SECTION 1. Stock Certificates. The shares of stock of the Corporation shall be represented by certificates in such form as may be approved by the Board of Directors; provided that, each such certificate when issued shall state on its face at a minimum the following: (1) the name of the Corporation and that it is organized under Georgia law, (2) the number and class of shares and the designation if the series, if any, the certificate represents, and (3) the name of the person to whom the certificate is issued. Stock certificates shall be issued to the shareholders of the Corporation in numerical order from the stock book of the Corporation and, when issued, shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary of the Corporation and shall be sealed with the seal of the Corporation. No share certificate shall be issued until the consideration for the shares represented thereby has been received by the Corporation.

     SECTION 2. Transfer of Stock. In addition to any other restrictions that may be imposed by law, the Articles of Incorporation, or these Bylaws, or that may otherwise be validly imposed, shares of stock of the Corporation shall be transferred only on the books of the Corporation upon surrender to the Corporation of the certificate or certificates representing the shares to be transferred accompanied by an assignment in writing of such shares properly executed by the shareholder of record or such shareholder's duly authorized attorney-in-fact and with all taxes on the transfer having been paid. The Corporation may refuse any requested transfer until furnished evidence satisfactory to it that such transfer is proper. Upon the surrender of a certificate for transfer of stock, such certificate shall at once be conspicuously marked on its face "Canceled" and filed with the permanent stock records of the Corporation. The Board of Directors may make such additional rules concerning the issuance, transfer and registration of stock and requirements regarding the establishment of

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lost, destroyed or wrongfully taken stock certificates (including any requirements of an indemnity bond prior to issuance of any replacement certificate) as it deems appropriate.

     SECTION 3. Registered Shareholders. The Corporation may deem and treat the holder of record of any stock as the absolute owner for all purposes and shall not be required to take any notice of any right or claim of right of any other person except for any rights that a beneficial owner of any stock may have to inspect the records of the Corporation pursuant to the Georgia Business Corporation Code.

     SECTION 4. Record Date. For the purpose of determining shareholders entitled to notice of or entitled to vote at any meeting of shareholders, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the Board of Directors of the Corporation may fix in advance a date as the record date for any such determination, such date not to be more than seventy (70) days prior to the meeting date or the date of the action requiring a determination of shareholders. A determination of shareholders entitled to notice of or to vote at any meeting of shareholders is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

                                   ARTICLE V

                       DEPOSITORIES, SIGNATURES AND SEAL

     SECTION 1. Depositories. All funds of the Corporation shall be deposited in the name of the Corporation in such bank, banks, or other financial institutions as the Board of Directors may from time to time designate and shall be drawn out on checks, drafts or other orders signed on behalf of the Corporation by such person or persons as the Board of Directors may from time to time designate.

     SECTION 1. Contracts and Deeds. All contracts, deeds and other instruments shall be signed on behalf of the Corporation by the President or by such other officer, officers, agent or agents as the Board of Directors may from time to time by resolution provide.

     SECTION 1. Seal. The seal of the Corporation shall be in such from as the Board of Directors may from time to time authorize. If no form of the seal is authorized, then the seal of the Corporation shall consist of two concentric circles, in between which shall be printed the name of the Corporation and the year of incorporation and in the center of which shall be printed the word "SEAL."

     If the seal is affixed to a document, the signature of the Secretary or an Assistant Secretary shall attest the seal. The seal and its attestation may be lithographed or otherwise printed on any document and shall have, to the extent permitted by law, the same force and effect as if it had been affixed and attested manually.

                                   ARTICLE VI

                                   INDEMNITY

     Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, formal or informal (including any action by or in the right of the Corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the Corporation against expenses (including reasonable attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in a manner he believed in good faith to be in or not opposed to the best interests of the Corporation (and with respect to any criminal action or proceeding, if such person had no reasonable cause to believe such person's conduct was unlawful), to the maximum extent permitted by, and in the manner provided by, the Georgia Business Corporation Code.

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                                  ARTICLE VII

                              AMENDMENT OF BYLAWS

     The Board of Directors shall have the power to alter, amend or repeal the Bylaws or adopt new bylaws, but any bylaws adopted by the Board of Directors may also be altered, amended or repealed and new bylaws may be adopted by the shareholders. The shareholders may prescribe that any bylaw or bylaws adopted by them shall not be altered, amended or repealed by the Board of Directors. Action by the directors with respect to the Bylaws shall be taken by an affirmative vote of a majority of all of the directors then in office. Action by the shareholders with respect to the Bylaws shall be taken by an affirmative vote of a majority of all shares cast of each voting group entitled to vote thereon.

     IN WITNESS WHEREOF, the undersigned Secretary does hereby attest under his hand and seal that the foregoing Bylaws were adopted as the Bylaws of the Corporation by action of the Board of Directors of the Corporation as of the
            day of                     , 199  .
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                                          -------------------------------------
                                          Secretary

                                                          (SEAL)

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